Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Contact: Alan D. Eskow
Senior Executive Vice President and
Chief Financial Officer
(973) 305-4003

VALLEY NATIONAL BANCORP ANNOUNCES PRICING

OF ITS SERIES B PREFERRED STOCK

Wayne, NJ – July 27, 2017 — Valley National Bancorp (“Valley”) (NYSE: VLY) today announced that it priced 4,000,000 shares of its Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B (the “Preferred Stock”). The Preferred Stock will be issued at a public offering price of $25.00 per share. Dividends on the Preferred Stock will accrue and be payable quarterly in arrears, at a fixed rate per annum equal to 5.50% from the original issue date to, but excluding September 30, 2022, and thereafter at a floating rate per annum equal to three-month LIBOR plus a spread of 3.578%.

Valley intends to use the net proceeds from this offering for general corporate purposes and investments in Valley National Bank as regulatory capital. The offering is not contingent on the completion of the recently announced acquisition of USAmeriBancorp, Inc. (“USAB”), and Valley cannot provide any assurances that the acquisition will be completed.

The Company intends to apply to list the shares of Preferred Stock on the New York Stock Exchange. If approved for listing, trading of the Preferred Stock on the New York Stock Exchange is expected to commence within 30 days after the shares are first issued. The offering is expected to close on August 3, 2017, subject to customary closing conditions.

Keefe, Bruyette & Woods, A Stifel Company is acting as book-running manager for the Preferred Stock offering. Hovde Group, LLC is acting as co-manager for the Preferred Stock offering.

The Preferred Stock will be issued pursuant to an effective shelf registration statement (File No. 333-202916) (including base prospectus), a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”), and a final prospectus supplement to be filed with the SEC.

Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the Preferred Stock offering can be obtained without charge by visiting the SEC’s website at www.sec.gov, or may be obtained from: Keefe, Bruyette & Woods, A Stifel Company, 787 Seventh Ave., 4th Floor, New York, New York 10019, Attention: Equity Capital Markets, 1-800-966-1559.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Preferred Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the Preferred Stock is being made only by

1455 Valley Road, Wayne, NJ 07470	phone: 973-305-3380	fax: 973-696-2044	www.valleynationalbank.com

means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Valley

Valley National Bancorp is a regional bank holding company headquartered in Wayne, New Jersey with over $23 billion in assets. Its principal subsidiary, Valley National Bank, currently operates over 200 branch locations throughout northern and central New Jersey, the New York City boroughs of Manhattan, Brooklyn and Queens, Long Island, and Florida. Valley National Bank is one of the largest commercial banks headquartered in New Jersey and is committed to providing the most convenient service, the latest in product innovations and an experienced and knowledgeable staff with a high priority on friendly customer. For more information about Valley National Bank and its products and services, please visit www.valleynationalbank.com or call our Customer Service Center at 800-522-4100.

Forward Looking Statements

This document contains and incorporates by reference certain forward-looking statements regarding our financial condition, results of operations and business. These statements are not historical facts and include expressions about management’s confidence and strategies and management’s expectations about new and existing programs and products, acquisitions, relationships, opportunities, taxation, technology, market conditions and economic expectations.

You may identify these statements by looking for:

•	forward-looking terminology, like “should,” “expect,” “believe,” “view,” “opportunity,” “allow,” “continues,” “reflects,” “typically,” “usually,” or “anticipate;”

•	expressions of confidence like “strong” or “on-going;” or

•	similar statements or variations of those terms.

These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from the results the forward-looking statements contemplate because of, among others, the following possibilities:

•	failure to obtain shareholder or regulatory approval for the merger of USAB with Valley or to satisfy other conditions to the merger on the proposed terms and within the proposed timeframe;

•	delays in closing the merger;

•	the inability to realize expected cost savings and synergies from the merger in amounts or in the timeframe anticipated;

•	changes in the estimate of non-recurring charges;

•	the diversion of management’s time on issues relating to the merger;

•	costs or difficulties relating to USAB integration matters might be greater than expected;

•	material adverse changes in Valley’s or USAB’s operations or earnings;

•

an increase or decrease in the stock price of Valley during the 30 day pricing period prior to the closing of the merger which could cause an adjustment to the exchange ratio or give either Valley or USAB the right to terminate the merger agreement under certain conditions;

•	the inability to retain USAB’s customers and employees;

•	weakness or a decline in the economy, mainly in New Jersey, New York, Florida and Alabama, as well as an unexpected decline in commercial real estate values within our market areas;

•	less than expected cost savings and revenue enhancement from Valley’s cost reduction plans, including its earnings enhancement program called “LIFT”;

•

damage verdicts or settlements or restrictions related to existing or potential litigations arising from claims of breach of fiduciary responsibility, negligence, fraud, contractual claims, environmental laws, patent or trade mark infringement, employment related claims, and other matters;

•	the loss of or decrease in lower-cost funding sources within our deposit base may adversely impact our net interest income and net income;

•

cyber attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems;

•

results of examinations by the OCC, the FRB, the CFPB and other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our allowance for credit losses, write-down assets, require us to reimburse customers, change the way we do business, or limit or eliminate certain other banking activities;

•

changes in accounting policies or accounting standards, including the new authoritative accounting guidance (known as the current expected credit loss (CECL) model) which may increase the required level of our allowance for credit losses after adoption on January 1, 2020;

•	higher or lower than expected income tax expense or tax rates, including increases or decreases resulting from changes in tax laws, regulations and case law;

•	our inability to pay dividends at current levels, or at all, because of inadequate future earnings, regulatory restrictions or limitations, and changes in capital requirements;

•	higher than expected loan losses within one or more segments of our loan portfolio;

•	unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;

•	unexpected significant declines in the loan portfolio due to the lack of economic expansion, increased competition, large prepayments, changes in regulatory lending guidance or other factors; and

•	the failure of other financial institutions with whom we have trading, clearing, counterparty and other financial relationships.

A detailed discussion of factors that could affect our results is included in our SEC filings, including the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2016.

We undertake no duty to update any forward-looking statement to conform the statement to actual results or changes in our expectations. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

4